EXHIBIT 10.12

                                       FTC
                                COMMERCIAL CORP.

                               FACTORING AGREEMENT

TO:       TAVERNITI SO JEANS, LLC             DATE:   11/22     ,2004
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          5804 E. SLAUSON AVENUE
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          COMMERCE, CA 90040
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Ladies and Gentlemen:

         This  Factoring   Agreement  (the  "AGREEMENT")  sets  out  the  terms,
provisions and conditions on which we will act as your factor.

1.       PURCHASE OF ACCOUNTS:

         We will purchase from you and you will sell to us accounts receivable created by your sales of goods to or performance of services for customers approved by us in amounts approved by us without recourse to you for insolvency or nonpayment for financial inability to pay, except as set forth herein, after the goods or services have been actually delivered to and finally accepted without claim or dispute by your customer. An "account receivable" or "account" means any right to payment of a monetary obligation which is the net amount due from a customer for all sales of goods or performance of services to such customer whether performed or yet to be performed. You will tender to us for our approval or rejection, which such approval or rejection shall be determined in our sole discretion, all of your accounts except those which we have agreed in writing that you may exclude (as set forth in the list attached hereto as SCHEDULE A and modified from time to time). This Agreement applies to all accounts heretofore or hereafter purchased by us from you. We may at any time, in our sole discretion, revoke our approval of any of your customers or reduce the maximum amount which you may bill to any customer, but such revocation or reduction shall neither affect sales where goods have been shipped or services have been performed nor render us liable to you or any other person or entity for any loss or damage sustained by reason thereof.

         You shall pay us a one-time set-up and integration fee of zero dollars ($0.00) for setting you up in our system (including establishment of the Reserve Account). Such set-up and integration fee shall also cover the initial addition of your customer base to our computer system and further introduction of any new customers for a period of six (6) months from the effective date of this Agreement.

         The customer shall be deemed insolvent if: (a) the customer shall have absconded; (b) the customer becomes insolvent as defined in Section 101(32) of the Bankruptcy Code; (c) a receiver shall have been appointed for the customer or its assets; (d) the customer shall have made a general offer of compromise to his creditors for less than his indebtedness; (e) the customer's stock in trade shall have been taken possession of or sold under a security agreement or writ of attachment or sold or transferred in bulk or otherwise sold out of the normal course of business; (f) the customer's business shall have been assigned to, or taken over by an assignee or trustee for the benefit of his creditors or a committee appointed by his creditors; (g) a voluntary or involuntary proceeding shall have been instituted with respect to the customer under any bankruptcy, reorganization, receivership or other law providing for the financial relief of debtors; (h) the customer has stated to us a financial inability to pay; provided, however, that insolvency shall not be deemed to have occurred when caused by armed conflict, terrorism, or resistance thereto.

         All invoices for merchandise sold or services rendered shall be prepared by you and shall contain terms of sale as well as provisions for disputes, specifically providing for arbitration, attorney fees, jurisdiction in Los Angeles, California and the application of California law. No change from the original terms of sale shall be made without our prior written consent. All invoices for merchandise sold or services rendered shall bear a notice that such invoice has been assigned to, and is owned by and payable directly and only to us. You shall furnish us with copies of all invoices within twenty-one (21) days from the earlier of the invoice date or shipping date, accompanied by duly executed confirmatory assignment schedules, original shipping or delivery receipts, and such other information or documents as we in our discretion may request from time to time. If you fail to provide us with copies of such invoices (or the equivalent) or such proof of shipment or delivery when requested by us for any factor risk account receivable, such factor risk account receivable shall automatically convert to client risk account receivable and immediately upon such conversion, regardless of any prior credit approval, we shall have no credit risk with respect to such account receivable.

2.       PAYMENT FOR ACCOUNTS:

         You shall deliver to us immediately after shipment of goods or performance of services either copies of invoices sent to your customers or, at our sole discretion, such other proof or evidence, including, without limitation, electronic or computer data,


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as  shall in our sole  judgment  satisfactorily  confirm  and  substantiate  the creation of an account receivable, together with carriers' receipts or other evidence of shipment suitable to us showing the delivery of goods or services covered by each invoice. Upon your request, upon your certification that an account has been created, and upon our written approval the credit standing of the account debtor and the amount and terms of the sale of the goods or performance of service, we will remit to you the net amount of accounts purchased by us, or such portion thereof as you may from time to time request, less the reserve hereinafter provided for. We may at any time set off against amounts due you or we may bill you for service charges, interest, expenses, liability for repurchases, or other items chargeable to you. We will furnish you with advices of charges set off against amounts due you, and we will send you a statement as of the closing of business on the last day of each calendar month or such other closing date as we and you shall agree upon. Should you purchase goods or services from another of our clients and the account arising from such purchase be sold to us, then we may at any time without notice to you set off the balance due us on such account against amounts we owe you. We will make advances and all advances will be billed to you at a fee for such advance at thirty dollars ($30) per wire transfer.

         Outstanding factoring advances under the factoring facility shall not at any time exceed the maximum factoring advances amount, which shall be defined, as of any date of determination, an amount equal to (a) the credit limit and (b) an amount equal to (i) up to eighty-five (85%) of the purchase price of all accounts purchased from you by us from time to pursuant to this
Section 2 less (ii) such reserves as we in our sole discretion elect to establish, including, without limitation, such additional reserves for the concentration accounts, recourse accounts, disputed accounts, and non-disputed accounts. We shall not be obligated to make a factoring advance to the extent such factoring advance would cause the aggregate amount of the factoring facility then outstanding to exceed the maximum factoring advances amount. If at any time an over advance exists, then you shall pay to us, or we may charge your account with us, such amount as may be necessary to eliminate the over advance. Without effecting your obligation to immediately repay the over advance, you agree to pay us a fee in the amount of two percent (2%) above Prime Rate as defined in Section 23, for each day that an overadvance exists. Amounts owing by you under this Section 2 may be repaid and made available again to you at any time prior to the earliest of (i) acceleration of the obligation pursuant to
Section 17 or (ii) the termination date.

3.       RESERVE REQUIREMENT:

         Fifteen percent (15%) of all unpaid accounts purchased by us and one hundred percent (100%) of all such accounts which are disputed or which you may be obligated to repurchase (including, without limitation, any "client's risk account" as defined in SECTION 4) shall be held by us as cash collateral
(hereinafter the "RESERVE") against which we may at any time charge any liability you may now or hereafter owe us, directly or indirectly. We shall have the right to change the percentage of unpaid accounts at which the reserve will be maintained at any time without notice to you as we in our sole discretion shall deem necessary for our protection. Should any notice of termination of this Agreement be sent by either party or should we terminate without notice as provided for herein, then we may hold one hundred percent (100%) of all unpaid accounts as such reserve. We may, in our sole discretion, withhold a reserve from any payment to you should we have reason to believe sufficient objection to the amount owed may be raised by a customer, court of competent jurisdiction, or other relevant third party. The reserve required hereunder shall be maintained with us in an account designated as the "Factoring Account."

4.       CLIENT'S RISK ACCOUNTS:

         We may in our sole discretion from time to time purchase accounts which arise from sales to customers not approved by us or which are offered to us at or after their maturity, which shall be known as "client's risk accounts." Any client's risk account purchased by us shall be with recourse to you for the full amount thereof. You shall repurchase any client's risk account from us immediately upon our request, whether or not such account has matured. Should our purchase of the accounts of customers approved by us result in any indebtedness of such customer to us in an amount in excess of the amount of credit approved by us, then such amount in excess shall be treated between us as a client's risk account, and at our request you shall reimburse us such amount in excess, but we shall not return such account to you until it is paid in full. Any payment received by either of us from any source on account of a customer, regardless of how designated, shall be applied first to the reduction of the credit risk assumed by us as to such customer. If you purchase or lease from your customer goods or services and your customer claims a right of set-off, then the accounts arising from sales to such customers shall also be client's risk accounts. Your normal terms of sale are net 8/10 EOM and/or net 30. Our Factoring Service Charge and our credit approval are based on your use of your normal terms of sale. You agree to notify us if you offer your customers terms longer than the terms noted above. Any change of terms of sale without our prior written consent shall make such account a client's risk account. We may from time to time condition our credit approval for certain customers on terms shorter than your normal terms and you agree to abide by those shorter terms.

         In the event that monies shall, at any time be owing from a single account debtor for both approved and client's risk accounts, all payments received will be first applied to approved accounts.

5.       TITLE AND SECURITY INTEREST:

         Delivery to us either of an invoice or copy thereof or of electronic or computer data evidencing an account, upon our acceptance thereof, shall transfer and convey to us title to such account and its proceeds and all your rights and interests in the goods sold or services performed and all of your rights and powers under the sales contract and as unpaid seller, including the right of replevin, reclamation and stoppage in transit, subject to no encumbrance whatsoever. Upon our request you shall deliver to us all documents of title in your control relating to such goods. Notwithstanding your failure to deliver to us either an invoice or copy thereof or electronic or computer data evidencing an account, as security for your obligations under this Agreement and as security for the prompt repayment of any indebtedness to us, whether now existing or hereafter incurred, including, without


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limitation,  any  indebtedness  arising from your  purchase of goods or services from any client of ours where the account arising from such purchase has been sold to us, you hereby pledge and assign to us and grant to us a security interest, subject to no encumbrance whatsoever, in all your right, title and interest in and to the following (the "Collateral"): (i) all of your presently existing and hereafter created accounts; (ii) all of your presently existing and hereafter acquired merchandise, inventory and goods, together with all goods and materials used or usable in manufacturing, processing, packaging or shipping same, in all stages of production, from raw materials through work-in-process to finished goods, wherever located, and all additions and substitutions to, replacements of, insurance or other proceeds of, and documents covering any of the foregoing; (iii) any and all general intangibles of client, presently existing or hereafter arising, including general intangibles as defined in the Uniform Commercial Code, chooses in action, proceeds, contracts, distributions, dividends, refunds (including, but not limited to local, state and/or federal tax refunds), security deposits, judgments, insurance claims, any right to payment of any nature, intellectual property rights or licenses, any other rights or assets of Client customarily or for accounting purposes classified as general intangibles, and all documentation and supporting information related to any of the foregoing, and all proceeds thereof; (iv) all balances, reserves, deposits, debts or any other amounts or obligations of factor owing to client, including, without limitation, any rebates, the Reserve, and any other amounts owing pursuant to this Agreement, whether or not due, now existing or hereafter arising or created, and all proceeds thereof; (v) all equipment and goods as defined in the Uniform Commercial Code, all motor vehicles, including all tires, accessories, spare and repair parts, and tools, wherever located, and all related right, title and interest, of client, now owned or hereafter acquired or created, all additions and accessions to, replacements of, insurance or condemnation proceeds of, and documents covering any of the foregoing, all leases of any of the foregoing, and all rents, revenues, issues, profits and proceeds arising from the sale, lease, license, encumbrance, collection, or any other temporary or permanent disposition of any of the foregoing or any interest therein (collectively, the "Equipment"); and (vi),all proceeds and products of each of the foregoing, and all books, records and documents relating thereto, in written, electronic or other form. We shall have the right to sell all or any portion of the Collateral at public or private sale, the right to collect and take control of any proceeds of all or any portion of the Collateral, and all other rights and remedies of a secured party under the UCC.

         You will on our request execute such further assignments, conveyances, financing statements and other written instruments as we may reasonably request to perfect our title and security interest.

         To the extent authorized by law, including the UCC, you authorize us to file, without your signature, or to sign your name as debtor, financing statements or continuations, in order to create or maintain the security interests granted to us in this Factoring Agreement.

         You hereby grant to us a fully paid-up, non-exclusive license (the "License") to use all of the trademarks and trade names owned by you in connection with any sales of inventory by us made pursuant to the terms of this Agreement. The grant of the License shall be irrevocable, but shall terminate concurrently with the repayment in full by you of all obligations and the termination of this Agreement. You agree to use your best efforts to obtain the consent of your licensors, if any, to permit us to sell inventory otherwise subject to a license in the manner and to the extent permitted to you under the applicable license agreement.

6.       NOTICE OF ASSIGNMENT AND COLLECTIONS:

         You shall do all billing, and all invoices shall bear the following legend, or such other legend as we from time to time in our sole discretion may request:

         "This account has been assigned to, is owned by and is payable in par U.S. funds only to FTC Commercial Corp., to whom notice must be given of any claim, dispute or any other reason for non-payment. If necessary to perfect our title or security interest or if requested by us, each page of your books of accounts receivable or duplicate invoices shall show thereon a notation that the accounts therein have been sold to us. We may at any time in our sole discretion give notice of any sale to any person. Any proceeds received by you of an account sold to us shall be immediately forwarded to us in the identical form in which received."

7.       RETURNED GOODS:

         Should any goods billed to an account purchased by us either be rejected or returned or be recovered by you through the exercise of the rights of replevin, reclamation or stoppage in transit, or otherwise, you shall immediately pay to us the price we paid you for such account. Until receipt by us of such purchase price, you shall hold such goods in trust for us at your own risk and expense, which goods shall be segregated from all other goods set aside and shall be clearly marked as our property. Upon our request you shall deliver to us all documents of title in your control relating to such goods. In addition to our rights and remedies provided in SECTION 5 with regard to the Collateral, we may take possession of and sell such goods at public or private sale at your expense for the purpose of paying your obligation to us. Such sale shall extinguish your indebtedness to us only to the extent that the net proceeds of the sale are applied thereto. Should you or your agent grant any allowance or rebate, you shall immediately pay us the full amount of such allowance or rebate.

8.       DEDUCTIONS AND DISPUTES:

         Should any customer fail or refuse to pay us the full amount of any invoice or account or request an adjustment because of any claim or dispute based on alleged shortage, defects, noncompliance or failure to deliver, set-off or for any other reason other than the financial inability of such customer to pay or the customer's insolvency, you shall immediately notify us and shall adjust any such dispute or claim at your own expense. When we first have knowledge of a deduction, claim or dispute we will give you all information we have pertaining to it, but we shall have no further responsibility to assist you in settling it. It


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shall be our policy to permit you thirty  (30) days [sixty (60) days in the case of an alleged failure to deliver] from the earlier of the date we send you notice of a deduction, claim or dispute or the date you otherwise learn of such deduction, claim or dispute to effect a settlement. Notwithstanding the foregoing policy and any extension or leniency which we may grant, if at any time we, in our sole judgment, deem it necessary for our protection, you shall on our demand repurchase a disputed account or claim from us. We may at any time set off the claimed or disputed amount of any account, or any part thereof, or the amount of any client's risk account, or any part thereof, against any amount due you or we may charge such amount against the reserve or any other collateral of yours which we hold. You will indemnify us for and hold us harmless from any liability for or expense on account of any deduction or claim of any of your customers arising from a merchandise dispute or claim. Any adjustment or credit to an account by you shall be immediately communicated to us, and you shall forward to us immediately an amount equal to the difference between the amount of the account before adjustment and its adjusted outstanding balance. Should notice of termination of this Agreement be sent by either party for any reason you shall immediately repurchase all disputed accounts from us and pay us the price we paid you therefor. After we have demanded that you repurchase an invoice or account from us under this SECTION 8, we shall not thereafter be obligated to again purchase such invoice or account from you unless we elect to do so after you have resolved all deductions, claims and disputes affecting it.

9.       REPURCHASE OF ACCOUNTS:

         When you become obligated to repurchase an invoice or account, you shall thereupon be liable to us for the net amount thereof, and it shall not be necessary for us to tender such invoice or account to you until you have paid us. We may retain such account and will have a security interest therein as security for your obligation to pay the repurchase price, and we may sell any such account at public or private sale, collect and take control of any proceeds of any such account, or exercise any other remedy available to us as a secured party under the UCC and apply the net proceeds of the disposition of an account to the satisfaction of such repurchase price or to satisfy any other of your obligations hereunder.

10.      EXCESS CREDIT MEMORANDA AND OVERPAYMENTS:

         In the event that you for any reason whatsoever issue in favor of any of your customers a credit memorandum relating to a specific account that is in excess of the amount due on such account or in the event that we for any reason whatsoever receive payment on an account from any of your customers in an amount that is in excess of the amount due on such account, and such credit memorandum or overpayment is subsequently remitted to you by us, then you hereby agree to indemnify us for and hold us harmless from any and all claims, suits, proceedings, penalties, assessments, costs and expenses of whatever kind and description arising from or relating or incident to the holding and remittance of credit memoranda and overpayments pursuant to this SECTION 10, including, without limitation, any and all claims, penalties and assessments made or asserted by any customer, by any federal, state or local governmental body, agency or taxing authority, or by any other person or entity.

11.      REPRESENTATIONS, WARRANTIES, AND COVENANTS:

         By indicating your acceptance of this Agreement you represent, warrant and covenant that:

         a) you currently are and during the term of this Agreement shall continue to be a corporation, limited liability company partnership or proprietorship duly organized, validly existing and in good standing under the laws of the state of your organization, and duly qualified and in good standing in every other jurisdiction in which the conduct of your business or the ownership of property makes such qualification necessary under applicable law;

         b) the execution, delivery and performance of this Agreement are within your organizational powers and are not in contravention of any law, rule or regulation, the terms of your organizational papers or any judgment, indenture, agreement or undertaking to which you are a party or by which you or any of your property is bound;

         c) you are and during the term of this Agreement shall be the owner of all your goods and inventories, and, without our prior written consent, you shall not create or suffer to exist any lien or encumbrance on or any security interest in such goods and inventories or on or in any other of the Collateral, other than the security interest created in our favor by this Agreement;

         d) each account offered to us for purchase under this Agreement shall represent a bona fide sale of goods from you or performance of services by you to your customer and, with respect to each such account, you shall be the lawful owner thereof with good right and title to pledge, assign and sell the same subject to no encumbrances whatsoever;

         e) the net amount shown on each invoice shall be legally owing by such customer, and payment by the customer according to the terms of the invoice including, without limitation, payment with any applicable late fee, penalty, charge or interest, shall not violate any federal, state or local law, statue, rule or regulation; the grant of the security interest herein in SECTION 5, shall be subject to no encumbrances whatsoever;

         f) there shall be no set-off, counterclaim or defense to the right to payment of such net amount shown as due on each such invoice;


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         g)       the  goods  sold  under  each  such  invoice  shall  have been delivered to the customer or to a carrier or, with our consent, shall be held by you after billing, all in accordance with the purchase contract;

         h) the sales evidenced by each such invoice shall not have been in violation of any law, governmental regulation or order;

         i) the sales evidenced by each such invoice shall have been approved by us and our approval shall not have expired or been revoked by us, or shall have given rise to an account that we have elected to purchase from you under SECTION 4 hereof;

         j) an invoice shall have been delivered to the customer showing the account to have been sold to and payable to us and you shall take such other steps as required by the laws of your state to perfect our title to the account and goods underlying it;

         k) you have identified to us the state in which you are organized, all tradenames, tradestyles or other assumed or fictitious business names (sometimes referred to as "DBA" or "doing business as" names) that you use; (ii) you will advise us in writing if you commence using any other such names in the future; and (iii) upon our request therefor, you will provide to us evidence of your registration of all such names in all jurisdictions in which such registration is required by law; and that

         l) you will notify us at least ten (10) days prior to the occurrence of a change of your state of incorporation or organization or a change of the state of your principal place of business;

         m) you will permit us and any authorized representatives designated by us to visit and inspect any of your properties, including your collateral, financial and accounting records, and to make copies and take extracts therefrom, and to discuss your affairs, finances and business with your officers and independent public accountants, at such reasonable times during the normal business hours and as often as may be reasonably requested. You acknowledge that we intend to make such inspections from time to time.

         n) you warrant and represent that there has been no material adverse change in your financial condition as reflected in the financial statements delivered to us since the date thereof nor do such statements fail to disclose any fact or facts which materially adversely affect your financial condition; and there is no litigation pending or threatened, which taken in the aggregate if adversely determined, can reasonably be expected to have a material adverse affect on your financial condition.

12.      BOOKS AND RECORDS:

         You will keep adequate and proper books and records showing all sales, claims, allowances and losses on goods sold, and such books and records and all correspondence and papers relating thereto shall be open for inspection by us or our agent at all reasonable times. Annually within ninety (90) days after the close of your fiscal year you shall furnish us with your balance sheet and related statement of profit and loss and summary of statement of cash flows of such year certified or reviewed as to their correctness by an independent certified public accountant acceptable to us, and you will from time to time furnish us interim statements of condition and other financial information as we may reasonably require.

13.      TAXES:

         Should any excise, sale, use or other tax or levy be imposed by any federal, state or local authorities requiring deduction or withholding from the proceeds of sale or account, or if your customer is authorized to withhold or deduct such tax or levy, then you shall immediately pay us the amount of any tax or levy so withheld, and you will indemnify us for and hold us harmless from any loss or expenses on account of such tax.

14.      SET OFF:

         Any and all sums at any time owed by us to you or deposited by you with us shall at all times constitute security for any and all liabilities you may now or hereafter owe us, and we may apply or set off such sums against any liabilities you owe us at any time whether or not such sums are then due.

15.      BREACH OF WARRANTY AND AGREEMENTS:

         Should you breach or fail to perform any of your obligations or liabilities hereunder and such breach continue for ten (10) days after you have notice of such breach or notice thereof has been sent to you, or should you at any time breach a warranty made by you under SECTION 11 hereof, then you will on our demand immediately repurchase from us all accounts then held by us which were purchased from you, and you will pay us the full amount thereof with interest at the highest legal rate from the date of our demand. You agree to pay all costs associated with the collection of such amounts, including, without limitation, fifteen percent (15%) of all such amounts due to us as attorney's fees if collected by or through an attorney-at-law. Our forbearance, consent to a deviation from the terms hereof, or failure to exercise any right or power arising because of a breach by you hereunder shall not constitute a waiver as to any subsequent breach, whether or not we know about such breach, unless such right or power shall have been expressly waived by us in writing.

16.      OFFER AND ACCEPTANCE:

         This  writing is an offer by us to you which shall  remain open for ten
(10) days from the date first above written, but after ten (10) days from said date your acceptance hereof shall be deemed a counteroffer to us which we can accept or reject. Upon your acceptance hereof or our acceptance of your counteroffer, then this Agreement shall constitute the sole agreement between us concerning our purchase of your accounts effective as of the date first above written and shall supersede all prior agreements between us on the subject hereof. Your acceptance hereof shall be made by your execution and delivery of this Agreement to us at our office in Los Angeles, California, and our acceptance or rejection of your counteroffer will be made at our office in Los Angeles, California.

17.      TERMINATION:

         This Agreement shall be for a term of one (1) year, provided that: (a) at any time after the first anniversary hereof you may terminate this Agreement at any time by giving us at least sixty (60) days written notice, and (b) we may terminate for any reason whatsoever at any time, including but not prior to the first anniversary hereof, by giving you written notice stating a termination date not less than sixty (60) days from the date such notice is given, or at any time without notice to you should you make an assignment for the benefit of creditors; make any transfer in bulk and not in the ordinary course of business of a major part of your materials, supplies, merchandise, or other inventory; file a petition in bankruptcy; petition or apply to any tribunal for the appointment of a custodian, receiver, or any trustee for you or a substantial part of your assets; or commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statue of any jurisdiction, whether now or hereafter in effect; or should you have filed against you any such petition or application or should you have commenced against you any such proceeding and, as a result of such petition or application or in such proceeding an order for relief is entered or such proceeding remains unstayed and undismissed for a period of thirty (30) days or more; or should we reasonably believe you to be insolvent; or should you breach any agreement or warranty or default in the prompt performance of any obligation hereunder. Upon the effective date of termination our obligation to purchase from you and your obligation to sell to us shall cease, but the terms of this Agreement and the security interest granted herein shall continue in full force and effect until all of your obligations to us are paid in full. In the event that you elect to terminate your right to submit accounts to us or an Event of Default terminates your right to submit accounts to us within sixty (60) days of the date of this Agreement, you shall forfeit to us twenty-five percent (25%) of the Reserve, not as a penalty but as liquidated damages to compensate us for loss of profits, recovery of expenses, and other damages resulting from such premature termination. Client acknowledges and agrees that it would be very difficult or impossible to calculate such amounts and that twenty-five percent (25%) of the Reserve is a fair estimation of those amounts.

18.      CHOICE OF LAW:

         This Agreement is made in Los Angeles, California, and is to be performed under and shall in all respects be governed by the laws of the State of California without regard to the conflicts of law principles thereof. Any terms herein which are defined in the UCC as in effect as of the date hereof shall be given the same meaning herein as in the UCC (unless otherwise defined herein).

19.      JURISDICTION AND VENUE:

         You agree that any civil suit or action arising from or in any way relating or incident to this Agreement may be brought against you either in the Superior Court of Los Angeles County, California, or in the United States District Court for the Central District of California, Los Angeles Division, and you hereby irrevocably waive, to the fullest extent permitted by law, any objections that you may now or hereafter have to the laying of the venue of any such civil suit or action and any claim that such civil suit or action has been brought in an inconvenient forum, and you further agree that final judgment in any such civil suit or action shall be conclusive and binding upon you and may be enforced by a suit upon such judgment in any court of competent jurisdiction.

20.      ATTORNEY-IN-FACT:

         You hereby appoint us to be your attorney-in-fact, authorized to (i) sign and execute in your name any transfer, conveyance or instrument in writing that may, in our sole judgment, be necessary or desirable to effect a disposition of all or any portion of the Collateral, (ii) endorse in your name all checks and drafts received on an account that we own or have a security interest in, and (iii) do all other things that may, in our sole judgment, be necessary or desirable to protect our security interest or to carry out the intent of this Agreement. You hereby ratify and approve, to the fullest extent permitted by law, all acts that we, as your attorney-in-fact, shall do. You further agree that we shall not be liable to you or to any other person or entity for any loss or damage resulting from any act of commission or omission, any error of judgment, or any mistake of fact or of law. This power of attorney, which is coupled with an interest, is irrevocable so long as you are obligated or indebted to us under this Agreement.

21.      INDEMNITY:

         You hereby agree to protect, indemnify and hold harmless us and all of our directors, officers, employees and agents from and against any and all (i) claims, demands and causes of action of any nature whatsoever brought by any third party and arising from or related or incident to this Agreement, (ii) costs and expenses incident to the defense of such claims, demands and causes of action including, without limitation, reasonable attorneys' fees and court costs, and (iii) liabilities, judgments, settlements, penalties and assessments arising from such claims, demands and causes of action. The indemnity contained in this SECTION 21 shall survive the termination of this Agreement.

22.      HEADINGS:

         The headings used in this Agreement are for your convenience to generally identify the subject matter of each section, but they are not a part of this Agreement and are not a representation that different subject matter does not appear in a section.

23.      INTEREST, FEES AND FACTORING SERVICE CHARGES:

         So long as no event of default has occurred and is continuing, in consideration of the services and risks undertaken by us in this Agreement, you will pay us the following service charges and the following interest calculated on the basis of a 360-day year and computed at a rate of interest equal in amount to the Prime Rate, with any change in the rate of interest resulting in a change in the Prime Rate being effective as of the opening of business on the first day of each calendar month based upon the Prime Rate in effect at the close of business on the last day of said calendar month, and remaining in effect up to the opening of business on the first day of the next succeeding calendar month.

         FACTORING SERVICE CHARGE

         You shall pay us a commission in an amount equal to eight tenths of one percent (0.80%) of the net amount of such Receivables for the first ninety (90) day term or part thereof, plus one quarter of one percent (.25%) of such net amount for each additional thirty (30) day term or part thereof, but in no event less than $3.00 (three dollars) per invoice. Factoring fees payable to us hereunder are based on your usual and regular selling terms which do not exceed ninety (90) days. However, no such increase in terms or dating shall be granted without our prior written approval. In order to induce us to provide you with client credit approval on certain accounts which we may not otherwise credit approve, you agree that we shall have the right to charge to you a surcharge. The amount of such surcharge shall be in any amount to be determined by us in our sole discretion on any such account which you request us to credit approve and which we agree to credit approve. The accounts subject to a surcharge are those accounts where the account debtor is the subject of a pending bankruptcy proceeding, the account debtor is not adequately capitalized in our opinion or the account debtor is viewed by us (on the basis of various economic factors considered by us) as being substantially more unlikely to timely pay the account than other account debtors whose accounts are then being credit approved by us. Nothing in this section shall require us to credit approve any account, even if you agree that we can charge you a surcharge in connection with such account. All factoring fees or charges are due when posted and charged to your Factoring Account.

         We reserve the right to impose an additional factoring service charge (a "surcharge") or other charges on any customer on which we deem it necessary upon notice to you.

         INTEREST CHARGE (AVERAGE NET DAILY OUTSTANDING)

         Interest  calculated on the basis of the Average Net Daily  Outstanding
         (ANDO) Method plus Three (3) business days shall be charged on the average net daily balance of advances made to you pursuant to SECTION 2 of this Agreement, and shall be payable monthly on the last day of each calendar month.

         INTEREST RATE

         1. Interest shall be based on a 360 day year and shall be charged to the reserve account as of the last day of each month. For purposes of computing interest payable by you under this Agreement and supplement hereto, all customers checks and other payments received by us shall be deemed applied to the obligations the same day as credited to you. We shall credit you all payments by customers of accounts receivables and other payments on your behalf promptly after crediting such payment to customer's accounts.

         2. Notwithstanding subparagraph 1, we shall credit you with the net unpaid amount of any receivable, less our commission and any other fees, costs or expenses to which we may be entitled hereunder, and less any amount thereof which is subject to claim or dispute by the customer, upon the first to occur of
                  (a) payment by the customer of such amount, (b) if the customer files a petition for bankruptcy relief or a petition for bankruptcy relief is filed against the customer and not dismissed within sixty (60) days thereafter, the maturity date of such receivable (on the longest terms thereof), or (c) one hundred twenty (120) days after the maturity date of such receivable (on the longest terms thereof).

         3. The Interest rate charged will be the Prime Rate plus one percent (1%) pursuant to this Section 23 or as otherwise set forth in this Agreement.

24.      FACTORING SPECIAL PROVISIONS:

         The following are special terms and provisions which are a part of this
Agreement   and  prevail  over  any  printed   provisions  to  the  contrary  or
inconsistent therewith:

         You agree to pay all costs and expenses, to include reasonable attorney's fees, whether incurred by in-house or outside counsel, in connection with the preparation, execution, administration and enforcement of this Agreement, to include search fees and public record filing fees. You shall pay all reasonable expenses of Factor relating to the negotiation, drafting of document, and documentation of this Agreement, and administration of this Agreement, including without limitation, the costs and expenses identified in this provision, whether incurred in entering into this Agreement, in future amendments or modifications of this Agreement, or in ongoing administration of this Agreement. These fees may be charged to your Factoring Account. The above legal fees will be at $375.00 per hour.

         You agree to pay us fees, costs, expenses (including attorney fees) and costs of settlement incurred in collecting upon or enforcing rights against the Collateral or incurred in any action to enforce this Agreement or the other factoring documents or to collect any payment due from you or any other factoring facility party under this Agreement or any other factoring documents or incurred in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement, whether in the nature of a "workout" or in connection with any insolvency or bankruptcy proceedings or otherwise.

         You agree to pay us at the rate designated by us from time to time, by memorandum to you or in the Operations Manual, for: (a) any special reports you ask us to prepare specifically for you; (b) wire transfers; (c) placing for collection accounts which are at client risk (or your share of our cost if an account has amounts at both your risk and at our risk) plus 10% of any amounts collected; (d) other fees charged by us for incidental factoring services which are charged to all our factoring clients; and (e) other fees on which we have agreed. Fees may be charged to your Factoring Account as incurred or billed to you, at our option. Our fees may be changed from time to time upon notice to you; however, our failure to give you such notice does not constitute a breach of this Agreement and does not impair our ability to institute any such change. Fees for such services as of the date hereof are scheduled on EXHIBIT A hereto.

         Upon the occurrence of an Event of Default, Client agrees to pay all costs and expenses, including reasonable attorney fees and legal expenses, incurred by Factor in enforcing or exercising any remedies under this Agreement or any other rights and remedies.

         Client agrees to pay all expenses, including reasonable attorney fees and legal expenses, incurred by Factor in any bankruptcy proceedings of any type involving Client, this Agreement, or the Collateral, including, without limitation, expenses incurred in modifying or lifting automatic stay, determining adequate protection, use for cash collateral or relating to plan of reorganization.

         In the event that you receive a commitment from an alternative lender to fund a similar facility after the initial twelve months of the Agreement, Factor will retain the right of refusal to match the structure.

         You agree that you will submit all invoices to us electronically. You will be given a grace period of ninety (90) of the date of this Agreement to commence submitting such invoices electronically, and thereafter, if invoice are not submitted electronically, you shall pay us a fee of one half percent (0.5%) over the interest rate provided in Section 23.

25.      GENERAL:

         This Agreement contains the entire understanding between the parties, except as provided herein, and may not be waived or amended except by a writing signed by you and us. The Agreement shall be binding upon you and us and our respective successor and assigns, provided that you may not assign any of your rights or obligations hereunder without the written consent of us. All sums due under this Agreement, and all sums calculated under this Agreement shall be in the currency of the United States.

26.      NON-BINDING MEDIATION OF CUSTOMER DISPUTES:

         YOU AGREE THAT YOU WILL ATTEMPT TO RESOLVE DISPUTES WITH ANY CUSTOMER ON ACCOUNTS RECEIVABLE WE HAVE PURCHASED FROM YOU PURSUANT TO THE TERMS OF THE FTC COMMERCIAL CORP. NON-BINDING MEDIATION RULES IN EFFECT AT THE TIME OF ANY SUCH DISPUTE.

27.      DEFINITIONS:

         "BANKRUPTCY CODE" shall mean The Bankruptcy Code of 1978, as amended and in effect from time to time (11 U.S.C. ss. 101 ET SEQ.).

         "BUSINESS DAY" shall mean a day of the year on which commercial banks are not required or authorized to close in Los Angeles, California.

         "DOLLAR" and the sign "$" shall mean lawful money of the United States of America.

         "PRIME RATE" shall mean the publicly announced prime lending rate of Sun Trust Bank, from time to time in effect, which such rate may not be the lowest or best lending rate made available by Sun Trust Bank.

         "UCC" shall mean the Uniform Commercial Code of California, as in effect from time to time.

28.      NOTICES:

         All notices, requests and other communications to either party hereunder shall be in writing (including bank wire, telecopy or similar teletransmission or writing), shall be in the English language, and shall be given to such party at its address or applicable teletransmission number as such party may hereafter specify by notice to the other party. Each such notice, request or other communication shall be effective (i) if given by mail, five Business Days after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, (ii) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this SECTION 28 and the appropriate confirmation is received, (iii) if given by a reputable overnight courier service, the Business Day after such communication is delivered to such courier device for overnight delivery, or (iv) if given by any other means (including, without limitation, by air courier), when delivered or received at the address specified in this SECTION 28.

         Address:

                  if to Client,                       Taverniti So Jeans, LLC
                                                      5804 E. Slauson
                                                      Commerce, CA 90040
                                                      Attn:  Paul Guez
                                                      Telephone:  (323) 278-6646
                                                      Telecopy:  (323) 725-5504
///

                  and if to FTC Commercial Corp.,     FTC Commercial Corp.
                                                      1525 S. Broadway
                                                      Los Angeles, CA 90015
                                                      Attn: Kenneth Wengrod
                                                      Telephone:  (213) 745-8888
                                                      Telecopy:  (213) 745-8887

29.      BANKRUPTCY CONSIDERATIONS:

         In addition to any other covenants made herein by Client, Client covenants that it will notify FTC Commercial Corp. of any voluntary or involuntary bankruptcy petition filed by or against Client or any guarantor of this Agreement under the United States Bankruptcy Code, within twenty-four (24) hours of any such filing. Failure to notify FTC Commercial Corp. of any such bankruptcy filing within twenty-four (24) hours shall constitute an Event of Default.

         Client acknowledges that this Agreement is a contract to extend debt financing or financial accommodations to or for the benefit of Client within the meaning of 11 U.S.C. ss.365(c)(2) and, as such, may not be assumed or assigned. FTC Commercial Corp. shall be under no obligation to purchase accounts under this Agreement from and after the filing of any voluntary or involuntary petition against Client. However, FTC Commercial Corp. may, at its sole option, agree to provide post-petition financing to the debtor and/or debtor-in-possession after the filing of a voluntary or involuntary bankruptcy petition by or against Client. Any such agreement to provide post-petition financing shall not obligate FTC Commercial Corp. to purchase accounts until such time as the Bankruptcy Court approves the post-petition financing agreement.

30.      JURY WAIVER, EXCLUSIVE JURISDICTION OF CALIFORNIA COURTS:

         Client hereby irrevocably submits to the jurisdiction of any State or Federal court sitting in Los Angeles County, California in any action or proceeding arising out of or relating to this Agreement, or any other agreements, and Client hereby irrevocably agrees that all claims, with respect to such action or proceeding may be heard and determined in such State court or, to the extent permitted by law, in such Federal court. Client hereby irrevocably waives, to the fullest extent Client may effectively do so, the defense of inconvenient forum to the maintenance of such action or proceeding. Client irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to Client's address specified in the Agreement. Client agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other matter provided by law. Nothing in this Section shall affect FTC Commercial Corp.'s right to serve legal process in any other manner permitted by law or affect FTC Commercial Corp.'s right to bring an action or proceeding against Client or Client's property in the courts of other jurisdictions.

         CLIENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY OF ANY ACTION OR PROCEEDING ASSERTING ANY CAUSE OF ACTION, CLAIM, THIRD PARTY CLAIM OR COUNTERCLAIM (COLLECTIVELY, "CLAIMS") ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER AGREEMENT, OR THE COLLATERAL. THIS WAIVER EXTENDS TO ALL SUCH CLAIMS, INCLUDING, WITHOUT LIMITATION, CLAIMS WHICH INVOLVE PERSONS OR ENTITIES OTHER THAN FTC COMMERCIAL CORP., CLAIMS WHICH ARISE OUT OF OR ARE IN ANY WAY CONNECTED TO THE RELATIONSHIP BETWEEN FTC COMMERCIAL CORP. AND CLIENT, AND ANY CLAIMS FOR DAMAGES, BREACH OF CONTRACT, SPECIFIC PERFORMANCE, TORT OR ANY EQUITABLE OR LEGAL RELIEF OF ANY KIND.

31.      SEVERABILITY  OF  INVALID  PROVISIONS,  HEADINGS,   INTERPRETATIONS  OF
         AGREEMENT.

         Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         All headings in this Agreement are inserted for convenience and shall not be considered part of the Agreement or be used in its interpretation.

         All references in this Agreement to the singular shall be deemed to include the plural when the context so requires, and visa versa. References in the collective or conjunctive shall also include the disjunctive unless the context otherwise clearly requires a different interpretation.

32.      SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS.

         All agreements, representations, warranties and covenants made herein by Client shall survive the execution and delivery of this Agreement and any bankruptcy proceedings involving Client and shall continue in effect so long as any obligation to FTC COMMERCIAL CORP. contemplated by this Agreement is outstanding and unpaid, notwithstanding any termination of this Agreement.

33.      ASSIGNABILITY:

         This Agreement is not assignable or transferable by Client and any such purported assignment or transfer is void. This Agreement shall be binding upon the successors of Client. Client acknowledges and agrees that FTC Commercial Corp. may assign all or any portion of this Agreement, including, without limitation, assignment of the rights, benefits and remedies of FTC Commercial Corp. hereunder without any assignment of the duties, obligations or liabilities of FTC Commercial Corp. hereunder.

34.      INTEGRATED AGREEMENT, AMENDMENT, HEADINGS, GOVERNING LAW:

         This Agreement shall replace and supersede any prior agreement between Client and FTC Commercial Corp. This Agreement and the documents identified or contemplated herein constitute the entire agreement between FTC Commercial Corp. and Client as to the subject matter hereof and may not be altered or amended except by written agreement signed by FTC Commercial Corp. and Client. No provision hereof may be waived by FTC Commercial Corp. except upon written waiver executed by FTC Commercial Corp. This Agreement shall be governed by and construed in accordance with the laws of the State of California and this Agreement shall be deemed to have been executed by the parties in the State of California.

                                              Yours very truly,

                                              FTC COMMERCIAL CORP.

                                              By: /s/ Kenneth L. Wengrod
                                                  -----------------------------
                                                  Kenneth L. Wengrod, President



Accepted this 22    day of     November       , 2004
              -----        -------------------

TAVERNITI SO JEANS, LLC


By:         /s/ Paul Guez
     -----------------------------------------
              Authorized Signature

Title:
Print Name:
            ----------------------------------

                        STRUCTURED CREDIT SURCHARGE LIST
                                    11/01/04

         CUSTOMER                      CUSTOMER #                 SURCHARGE
--------------------------------------------------------------------------------
   Broder Brothers                    118-128-552

                                                                     2.0%
--------------------------------------------------------------------------------
   Casual Male Retail Group           153-258-850
                                                                     3.0%
   Rochester Big & Tall               752-215-715
--------------------------------------------------------------------------------
  Hudson Bay                          420-804-056
   Zellers                            995-394-756                    1.5%
   The Bay                            063-843=304
--------------------------------------------------------------------------------
  Leath Furniture LLC                 516-544-608                    2.0%
--------------------------------------------------------------------------------
  Retail Ventures, Inc.               738-649-896
    Value City                        926-076-001
   Filene's Basement                  288-421-092                    1.0%
   Shonac Corporation                 814-106-324
   DSW Shoe Warehouse                 236-630-372
--------------------------------------------------------------------------------

  Rue 21, Inc.                        767-881-253                    2.0%
--------------------------------------------------------------------------------
  United Retail Group                 921-186-342                    2.0%
--------------------------------------------------------------------------------

  ShopKo Stores, Inc.                 814-277-505                    1.0%
    Pamida                            680-473-188
--------------------------------------------------------------------------------
  Interface, Inc.                     429-707-524
   Chatham Manufacturing              160-900-361
   Interface Americas                 429-698-368
   Interface Fabrics Group'South      429-709-702
   Interface Fabrics Group            429-710-205
   Architectural Flooring, Inc.       029-655-073
   Resource Flooring Consultants      738-449-727
   Re Source South Florida            731-228-185
   Re Source Arizona                  731-230-397
   Re Source North Carolina           738-449-545                    1.0%
   Resource Delaware                  738-449-735
   Resource New York                  738-449-628
   Resource Washington                738-449-636
   Resource Colorado                  738-449-750
   Resource New Jersey                738-450-105
   Superior Holding                   869-619-361
   Guilford of Maine                  429-924-863
   Resource Oregon                    738-449-271
   Resource Florida                   738-449-529
   Resource Southern California       731-228-193
   Resource Georgia                   738-449-602
   Southern Contract Systems          838-596-757
   Resource Texas                     731-229-522
--------------------------------------------------------------------------------
  Interface, Inc.(continued)          429-707-524
   Resource Pennsylvania              738-449-248                      ~~
   Teknit                             881-714-240
   Toltek                             895-789-857
   Facilities Resource Group          268-919-446                    1.0%
   Mid Atlantic Flooring              610-021-453
   Resource Minnesota                 731-230-496
   Intek                              429-924-863
--------------------------------------------------------------------------------

INDIVIDUAL CREDIT DECISIONS ARE REQUIRED FOR THE SURCHARGED ACCOUNTS. CUSTOMER NAMES ON THIS LIST SHOULD NOT BE CONSTRUED AS ANY SORT OF CREDIT DECISION.

                                    EXHIBIT A

SERVICES FEES

Special reports prepared specifically
   for Client                                   $50.00

Wire transfers                                  $30.00/Domestic
                                                $50.00/International

Placing for collection Accounts which           $250.00 per account, plus 10% of
   are at client's risk                         any amounts collected

Minimum Invoice Charge                          $3.00

Factor Guarantees                               $150 or 2%, whichever is higher
Initial documentation fee (minimum)             $0.00